Exhibit 99.1

For Immediate Release

Cleantech Solutions International Receives $2.2 Million in Orders for

Oil Refinery Parts and Equipment

WUXI, Jiangsu, China, December 2, 2014 -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, today announced that on November 28, 2014 it received a purchase order for a total purchase price of RMB13.3 million (approximately $2.2 million) from a subsidiary of China Petroleum and Chemical Corporation (“Sinopec”). The purchase order covers parts and equipment including heat exchangers, coolers, reboilers, condensers and prefractionating columns used in offshore oil refineries.

Pursuant to the purchase order, Cleantech Solutions has received an advance payment of approximately RMB2.0 million ($0.3 million), or 15% of the purchase price, will receive an additional 75% of the purchase price upon delivery, and will receive the remaining 10% within three months of delivery subject to successful installation and testing at the customer’s site. The Company expects to deliver the equipment in March 2015.

“This purchase order represents the first order we have received from the oil and gas industry since we became a certified supplier of parts and equipment to Sinopec and China National Petroleum Corporation (“CNPC”). We are pleased to extend our business into a new end market with favorable prospects for growth driven by environmental imperatives that encourage petroleum companies to reduce emissions and upgrade their facilities. We are hopeful that this order will be the first of many significant orders from the oil and gas industry as our reputation for supplying precision products to this sector grows,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forging products, and a supplier of fabricated products and machining services to a range of clean technology customers. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein referred to in this press release as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including our ability to deliver and install the equipment referred to in this press release and to receive additional orders from the oil and gas industry and those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA

Compass Investor Relations

Phone: +1-310-528-3031

E-mail: eketchmere@compass-ir.com

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